UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 9, 2017

comScore, Inc.
(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 9, 2017, comScore, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) under Item 5.02 to announce the appointment of five new members to the Board of Directors (the “Board”) of the Company. At the time of filing the Original 8-K, the Board had not made any determinations regarding Board committee assignments for the new directors.
The Company is filing this Form 8-K/A to report that on July 31, 2017, the Board appointed Mark Harris, Jacques Kerrest and Susan Riley to join Ron Korn, William Henderson and Brent Rosenthal as members of the Audit Committee of the Board, and elected Ms. Riley to succeed Mr. Korn as Chair of the Audit Committee, having determined that such directors satisfy all applicable requirements to serve on such committee.
In addition to the compensation outlined in the Original 8-K, Messrs. Harris and Kerrest will receive a prorated portion of the annual fee of $10,000 for service on the Audit Committee and Ms. Riley will receive a prorated portion of the annual fee of $18,000 for serving as Chair of the Audit Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ David I. Chemerow
David I. Chemerow
Chief Financial Officer
Date: August 4, 2017